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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The DII Group, Inc.:

We consent to the incorporation by reference in registration statements Nos. 33-73556, 33-90572, 33-79940, 333-10999, 333-11001, 333-11005 and 333-11007 of
the DII Group, Inc. on Form S-8, of our reports dated January 28, 1999 (February 18, 1999 as to the redemption of convertible subordinated notes described in
Note 6), appearing in this Annual Report on Form 10-K of the DII Group, Inc. for the 53 weeks ended January 3, 1999.

DELOITTE & TOUCHE LLP

Denver, Colorado
March 17, 1999